UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 7, 2008

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 7, 2008 Reliance Steel & Aluminum Co. (“Company”) announced that it sold the assets and business of the Encore Coils division of Encore Group Limited, a subsidiary of the Company and headquartered in Alberta, Canada (“Encore Group”), to Samuel, Son & Co., Ltd., headquartered in Ontario, Canada (“Buyer”). The Company acquired Encore Group, which included the Encore Metals, Encore Metals (USA), Inc. (together, “Encore Metals”), Encore Coils, and Team Tube Canada ULC (“Team Tube”) divisions, effective February 1, 2007. The Company will retain the Encore Metals and Team Tube divisions. The Encore Coils division processes and distributes carbon steel flat-rolled products through 5 facilities located in Western Canada. The net sales of Encore Coils for fiscal year ended December 31, 2007 were about U.S. $50 million. Terms were not disclosed.
     The Buyer is not affiliated with or related to the Company in any way. The purchase price was determined by negotiations between the Company, on the one hand, and the Buyer, on the other.
     A copy of the press release related to the transaction is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: January 7, 2008	By	/s/ David H. Hannah
David H. Hannah
Chairman and Chief Executive Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 7, 2008.